Exhibit 10.1

TROLLEY VOTING AND SUPPORT AGREEMENT

This TROLLEY VOTING AND SUPPORT AGREEMENT (this “Agreement”) is entered into as of May 8, 2017, by and among Sinclair Broadcast Group, Inc., a Maryland corporation (“Samson”), and the Persons whose names are set forth on the signature pages hereto under the caption “Stockholders” (each individually a “Stockholder” and, collectively, the “Stockholders”).

W I T N E S S E T H:

WHEREAS, as of the date of this Agreement, each Stockholder owns the number of shares of Class A common stock, par value $0.001 per share (the “Trolley Class A Stock”), and of Class B common stock, par value $0.001 per share (the “Trolley Class B Stock” and together with the Trolley Class A Stock, the “Trolley Stock”), of Tribune Media Company, a Delaware corporation (“Trolley”), set forth on Schedule A attached hereto;

WHEREAS, concurrently herewith, Samson and Trolley are entering into an Agreement and Plan of Merger, dated as of the date hereof (as amended, modified, restated or supplemented from time to time, the “Merger Agreement”), pursuant to which Merger Sub (as defined below) will merge with and into Trolley (the “Merger”) in accordance with the terms of the Merger Agreement and Trolley will survive the Merger as a wholly owned subsidiary of Samson and, except as set forth therein, each issued and outstanding share of Trolley Stock will be converted into the right to receive the Merger Consideration, all on the terms and subject to the conditions set forth in the Merger Agreement;

WHEREAS, promptly following the date hereof, Samson will form a new wholly-owned subsidiary of Samson (“Merger Sub”) as a Delaware corporation, and Samson will cause Merger Sub to, and Merger Sub will, execute and deliver a joinder agreement to the Merger Agreement and be bound thereunder; and

WHEREAS, as a condition to the willingness of Samson to enter into the Merger Agreement, and as an inducement and in consideration therefor, Samson has required that the Stockholders agree, and the Stockholders have agreed, to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual premises, representations, warranties, covenants and agreements contained in this Agreement, the parties, intending to be legally bound, hereby agree as follows:

ARTICLE 1
DEFINITIONS

SECTION 1.1                  Defined Terms.  For purposes of this Agreement, capitalized terms used in this Agreement that are defined in the Merger Agreement but not in this Agreement shall have the respective meanings ascribed to them in the Merger Agreement.

SECTION 1.2                  Other Definitions.  For purposes of this Agreement:

(a)                                 “Equity Award” means any outstanding equity award granted pursuant to any Company Equity Plan.

(b)                                 “New Shares” means any shares of Trolley Stock (in each case other than Owned Shares) that are owned by a Stockholder at any time during the Voting Period.

(c)                                  “owned” means direct or indirect beneficial ownership (within the meaning of the Exchange Act); provided, however, that no Stockholder shall be deemed to own any shares of Trolley Stock subject to any Equity Award unless and until such Stockholder acquires such shares upon the exercise or settlement of such Equity Award.

(d)                                 “Owned Shares” means, with respect to any Stockholder, all of the shares of Trolley Stock owned by such Stockholder as of the date of this Agreement set forth on Schedule A.

(e)                                  “Permitted Transferee” means any Affiliate of a Stockholder if such Affiliate executes and delivers to Samson an agreement agreeing to be bound by the terms of this Agreement as a Stockholder.

(f)                                   “Transfer” means sell, transfer, assign or distribute, whether directly or indirectly, either voluntarily or involuntarily, by operation of Law or otherwise.  For the avoidance of doubt, (x) any conversion of any shares of Trolley Class A Stock into Trolley Class B Stock shall constitute a Transfer of such shares of Trolley Class A Stock and (y) the exercise or settlement of any Equity Award in accordance with its terms shall not constitute a Transfer thereof of any Trolley Stock subject thereto.

(g)                                  “Voting Period” means the period from and including the date of this Agreement through and including the earliest to occur of (i) the time at which the Company Stockholder Approval shall have been obtained in accordance with applicable Law and the certificate of incorporation and bylaws of Trolley, and (ii) the termination of the Merger Agreement in accordance with its terms.

ARTICLE 2
VOTING AGREEMENT AND IRREVOCABLE PROXY

SECTION 2.1                  Agreement to Vote.

(a)                                 Each Stockholder hereby agrees that, during the Voting Period, such Stockholder shall take all such actions as may be required to cause all Owned Shares and New Shares owned by such Stockholder as of the record date for the Company Stockholders’ Meeting (including at any adjournments or postponements thereof) to be voted at the Company Stockholders’ Meeting (including at any adjournments or postponements thereof) in favor of the approval and adoption of the Merger Agreement and the transactions contemplated thereby, including the Merger.

(b)                                 Subject to Section 3.2 hereof, each Stockholder hereby agrees that, during the Voting Period, such Stockholder shall vote or execute consents, as applicable, with respect to the Owned Shares and New Shares owned by such Stockholder as of the applicable record date (or cause to be voted or a consent to be executed with respect to the Owned Shares and New Shares owned by such Stockholder as of the applicable record date) against each of the matters set forth in clauses (i) and (ii) below at any meeting (or any adjournment or postponement thereof) of, or in connection with any proposed action by written consent of, the holders of Trolley Stock at or in connection with which any of the holders vote or execute consents with respect to any of the following matters:

(i)                                     any action, proposal, transaction or agreement that would reasonably be expected to result in a breach in any material respect of the covenants or agreements of Trolley contained in the Merger Agreement or of such Stockholder contained in this Agreement; and

(ii)                                  any Company Acquisition Proposal made prior to the termination of the Merger Agreement.

(c)                                  Any vote required to be cast or consent required to be executed pursuant to this Section 2.1 shall be cast or executed in accordance with the applicable procedures relating thereto so as to ensure that the Owned Shares and New Shares owned by each Stockholder are duly counted for purposes of determining that a quorum is present (if applicable) and for purposes of recording the results of that vote or consent.

(d)                                 Notwithstanding anything in this Section 2.1 to the contrary, (i) no Stockholder shall be required to vote or consent (or cause to be voted or consented) any of its Owned Shares or New Shares to amend the Merger Agreement (including any Exhibit thereto) or take any action that could result in the amendment or modification, or a waiver of a provision therein (an “Adverse Amendment”), in any such case, in a manner that alters or changes the amount or kind of the consideration to be paid to Trolley’s stockholders and (ii) each Stockholder shall remain free to vote (or execute consents or proxies with respect to) the Owned Shares and New Shares with respect to any matter not covered by this Section 2.1 in any manner such Stockholder deems appropriate, including in connection with the election of directors.

SECTION 2.2                  Grant of Irrevocable Proxy.  If a Stockholder fails to promptly take any actions required to be taken by such Stockholder pursuant to Section 2.1(a) or (b), each Stockholder hereby irrevocably appoints Samson and any designee of Samson, and each of them individually, as such Stockholder’s proxy and attorney-in-fact, with full power of substitution and resubstitution, to vote or execute consents during the Voting Period, with respect to the Owned Shares and New Shares owned by such Stockholder as of the applicable record date, in each case solely to the extent and in the manner specified in Section 2.1(a) and (b).  This proxy is given to secure the performance of the duties of such Stockholder under this Agreement.  Such Stockholder shall not, directly or indirectly grant any Person any proxy (revocable or irrevocable), power of attorney or other authorization with respect to any of such Stockholder’s Owned Shares or New Shares that is inconsistent with Sections 2.1 and 2.2.

SECTION 2.3                  Nature of Irrevocable Proxy.  The proxy and power of attorney granted pursuant to Section 2.2 by each Stockholder shall be irrevocable during the Voting Period, shall be deemed to be coupled with an interest sufficient in law to support an irrevocable proxy and shall revoke any and all prior proxies granted by such Stockholder with regard to such Stockholder’s Owned Shares and New Shares and such Stockholder acknowledges that the proxy constitutes an inducement for Samson and Merger Sub to enter into the Merger Agreement.  The power of attorney granted by each Stockholder is a durable power of attorney and shall survive the bankruptcy, dissolution, death or incapacity of such Stockholder.  The proxy and power of attorney granted hereunder shall terminate only upon the expiration of the Voting Period.

ARTICLE 3
COVENANTS

SECTION 3.1                  Transfer Restrictions.  Each Stockholder agrees that such Stockholder shall not, during the Voting Period, Transfer any Owned Shares or New Shares or any interest therein, or any economic or voting rights with respect thereto (including any rights decoupled from the underlying securities), other than (i) to a Permitted Transferee or (ii) with the prior written consent of Samson.

SECTION 3.2                  No Shop Obligations of Each Stockholder.   Each Stockholder agrees that, during the Voting Period, such Stockholder and its, his or her controlled Affiliates (excluding Trolley and its Subsidiaries) shall not, and shall not authorize or permit any of its, his or her Representatives (it being understood that, for purposes hereof, a Representative of Trolley or its Subsidiaries shall not constitute a Representative of a Stockholder unless such Stockholder shall have separately engaged or directed such Person in his, her or its capacity as a stockholder of Trolley and not as an officer, director or employee of Trolley) to, directly or indirectly, (i)  solicit, initiate or knowingly encourage or knowingly facilitate any inquiry, proposal or offer which constitutes, or would reasonably be expected to lead to, a Company Acquisition Proposal, (ii) participate in any discussions or negotiations regarding, or furnish to any Person (other than Samson, its Affiliates and their respective Representatives) any nonpublic information relating to Trolley and its Subsidiaries, in connection with any Company Acquisition Proposal, (iii) approve enter into any letter of intent, merger agreement or other similar agreement providing for a Company Acquisition Proposal or (iv) resolve or agree to do any of the foregoing; provided, that each Stockholder and its controlled Affiliates and Representatives shall be permitted to take any actions that a Representative of Trolley or Trolley is permitted to take under Section 7.3 of the Merger Agreement.

SECTION 3.3                  Stockholders’ Capacity.  Samson acknowledges that no Stockholder is making any representation, warranty, agreement or understanding herein on behalf of Trolley or any of its Subsidiaries or in such Stockholder’s capacity as a director or officer of Trolley and that each Stockholder is executing this agreement solely in such Stockholder’s capacity as the direct or indirect owner of Trolley Stock and nothing herein shall limit or affect any actions taken by such Stockholder or its designees or Representatives in their capacity as a director or officer of Trolley.

SECTION 3.4                  Stop Transfer; Changes in Owned Shares and New Shares.  Each Stockholder agrees that (a) this Agreement and the obligations hereunder shall attach to its Owned Shares and shall be binding upon any Person to which legal or beneficial ownership of such Owned Shares shall pass, whether by operation of law or otherwise, including its successors or assigns and (b) other than as permitted by this Agreement, such Stockholder shall not request that Trolley register the Transfer (book-entry or otherwise) during the Voting Period of any certificate or uncertificated interest representing any or all of its Owned Shares or New Shares.

SECTION 3.5                  Further Assurances.  From time to time and without additional consideration, each party hereto shall take such further actions, as another party hereto may reasonably request as necessary for the purpose of carrying out and furthering the intent of this Agreement.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS

Each Stockholder hereby represents and warrants to Samson as follows:

SECTION 4.1                  Authorization.  Such Stockholder has all corporate or equivalent power and authority (or legal capacity in the case of an individual) to execute and deliver this Agreement and to perform its obligations hereunder.  This Agreement has been duly executed and delivered by such Stockholder and, assuming it has been duly and validly authorized, executed and delivered by Samson, constitutes a legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, receivership or other similar Laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at Law).

SECTION 4.2                  Ownership of Shares.  As of the date hereof, the Owned Shares of such Stockholder are listed on Schedule A attached hereto and such Stockholder does not own, beneficially or of record, any shares of Trolley Stock other than the Owned Shares.  Except as described in the Schedule 13G, as amended to the date hereof, of such Stockholder with respect to Trolley Stock or Forms 3, 4, or 5 filed by such Stockholder with the SEC on or prior to the date hereof, or as otherwise disclosed to Samson in writing on or prior to the date hereof, such Stockholder is the sole record and beneficial owner, free and clear of all Liens and all voting agreements and commitments of every kind (other than this Agreement), of all of the Owned Shares listed opposite such Stockholder’s name, or described as being owned by such Stockholder, as applicable, on Schedule A hereto and has the sole power to vote (or cause to be voted) and to dispose of (or cause to be disposed of) such Owned Shares  without restriction and no proxies through and including the date hereof have been given in respect of any or all of such Owned Shares other than proxies which have been validly revoked prior to the date hereof.

SECTION 4.3                  No Conflicts.  Assuming the accuracy of the representations and warranties set forth in Section 5.2, except for a filing of an amendment to a Schedule 13G or Schedule 13D and a filing of a Form 4 to the extent required by the Exchange Act, (a) no filing with any Governmental Authority, and no authorization, consent or approval of any other Person is necessary for the execution of this Agreement by such Stockholder or the performance by such Stockholder of such Stockholder’s obligations hereunder and (b) none of the execution and delivery of this Agreement by such Stockholder, or the performance by such Stockholder of such Stockholder’s obligations hereunder shall (i) result in, give rise to or constitute a violation or breach of or a default (or any event which with notice or lapse of time or both would become a violation, breach or default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on, any of the Owned Shares pursuant to any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which such Stockholder is a party or by which such Stockholder or any of such Stockholder’s Owned Shares are bound, or (ii) violate any applicable law, rule, regulation, order, judgment, or decree applicable to such Stockholder or any of its assets (including the Owned Shares), except for any of the foregoing as would not impair such Stockholder’s ability to perform such Stockholder’s obligations under this Agreement.

SECTION 4.4                  Transaction Fee.  Such Stockholder has not employed any investment banker, broker or finder in connection with the transactions contemplated by the Merger Agreement who might be entitled to any fee or any commission from Trolley or Samson or any of their respective Subsidiaries in connection with or upon consummation of the Merger or any other transaction contemplated by the Merger Agreement.

SECTION 4.5                  Actions and Proceedings.  As of the date hereof, there are no (a) Actions pending or, to the knowledge of such Stockholder, threatened against such Stockholder or any of its Affiliates (excluding Trolley and its Subsidiaries) or (b) outstanding Orders to which such Stockholder or any of its assets or Affiliates (excluding Trolley and its Subsidiaries) are subject or bound, in each case, that would or seek to prevent, materially delay, hinder, impair or prevent the exercise by Samson of its rights under this Agreement or the performance by such Stockholder of its obligations under this Agreement.

SECTION 4.6                  Acknowledgement. Such Stockholder understands and acknowledges that Samson is entering into the Merger Agreement in reliance upon such Stockholder’s execution, delivery and performance of this Agreement.

ARTICLE 5
REPRESENTATIONS AND WARRANTIES OF SAMSON

Samson hereby represents and warrants to the Stockholders as follows:

SECTION 5.1                  Authorization.  Samson has all corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder.  This Agreement has been duly authorized, executed and delivered by Samson and, assuming it has been duly and validly executed and delivered by the Stockholders, constitutes a legal, valid and binding obligation of Samson, enforceable against it in accordance with the terms of this Agreement, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, receivership or other similar Laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at Law).

SECTION 5.2                  No Conflicts.  Except as contemplated by the Merger Agreement, (a) no filing with any Governmental Authority, and no authorization, consent or approval of any other Person is necessary for the execution of this Agreement by Samson or the consummation of the transactions contemplated herein and (b) the execution and delivery of this Agreement by Samson does not and the performance of this Agreement by Samson will not (i) violate, conflict with, require any consent of or other action by any Person under, constitute a default or an event that, with or without notice or lapse of time or both, would constitute a default under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit under any provision of any Contract or financial obligation to which Samson is party or which is binding upon Samson or any of its properties or assets or any license, franchise, permit, certificate, approval or other similar authorization affecting Samson or (ii) conflict with or breach any provision of any Law or Order, in each case, except for any of the foregoing as would not impair the ability of Samson to perform its obligations under this Agreement or to consummate the transactions contemplated herein on a timely basis.

ARTICLE 6
TERMINATION

This Agreement and all obligations of the parties hereunder (including the proxy described in Sections 2.2 and 2.3) shall automatically terminate upon the earliest to occur of (a) the Effective Time, (b) the termination of the Merger Agreement in accordance with its terms and (c) the date of any Adverse Amendment.  Upon the termination of this Agreement, neither Samson nor the Stockholders shall have any rights or obligations hereunder and this Agreement shall become null and void and have no effect; provided that, notwithstanding the foregoing, (i) this Article 6 and Sections 7.1 through 7.13 shall survive such termination and (ii) the termination of this Agreement shall not prevent any party from seeking any remedies (at law or in equity) against any other party for that party’s breach of any of the terms of this Agreement prior to the date of termination.

ARTICLE 7
MISCELLANEOUS

SECTION 7.1                  Publication.  Each Stockholder hereby permits Samson, Trolley and/or Merger Sub to publish and disclose in press releases, Schedule 13D filings (if applicable), the Registration Statement, including the Proxy Statement to be filed with the SEC as part of the Registration Statement (including all documents and schedules filed with the SEC) and any other disclosures or filings required by applicable law such Stockholder’s identity and ownership of shares of Trolley Stock, the nature of such Stockholder’s commitments, arrangements and understandings pursuant to this Agreement and/or the text of this Agreement; provided, that except in the case of any disclosure or filing that is substantially consistent with any prior disclosure or filing, in advance of any such disclosure or filing, such Stockholder shall be afforded a reasonable opportunity to review and approve (not to be unreasonably withheld or delayed) such disclosure or filing.

SECTION 7.2                  Amendment or Supplement.  Subject to applicable Law, this Agreement may be amended, modified or supplemented in any and all respects by written agreement of the parties at any time prior to the Effective Time with respect to any of the terms contained herein whether before or after the Company Stockholder Approval and/or the Parent Stockholder Approval has been obtained.  This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto, signed on behalf of each of the parties in interest at the time of the amendment.

SECTION 7.3                  Specific Performance.  The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Court of Chancery of the State of Delaware or, if under applicable Law exclusive jurisdiction over such matter is vested in the federal courts, any federal court located in the State of Delaware without proof of actual damages or otherwise (and each party hereby waives any requirement for the securing or posting of any bond in connection with such remedy), this being in addition to any other remedy to which they are entitled at law or in equity.  The parties’ rights in this Section 7.3 are an integral part of the transactions contemplated hereby and each party hereby waives any objections to any remedy referred to in this Section 7.3.

SECTION 7.4                  Notices.  All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, by facsimile (with confirmation of transmission), by email (with confirmation of receipt) or sent by a nationally recognized overnight courier service, such as Federal Express, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice made pursuant to this Section 7.4):

(a)                                 If to Samson, addressed to it at:

Sinclair Broadcast Group, Inc.
10706 Beaver Dam Road
Hunt Valley, Maryland 21030
Attention: Christopher S. Ripley
Barry Faber
Facsimile:	[ ]
[ ]
Email:	[ ]
[ ]

with a copy (which shall not constitute notice) to:

Fried, Frank, Harris, Shriver & Jacobson, LLP
One New York Plaza
New York, New York 10004
Attention: Philip Richter
Facsimile: (212) 859-4000
Email: philip.richter@friedfrank.com

(b)                                 If to the Stockholders, addressed to them at:

Oaktree Capital Management, L.P.
333 South Grand Avenue, 28th Floor
Los Angeles, CA 90071
Attention: Kenneth Liang

Email: kliang@oaktreecapital.com

with a copy (which shall not constitute notice) to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, New York 10019-6064

Attention: Kenneth M. Schneider

   Ellen N. Ching

Facsimile: (212) 757-3990

Email: kschneider@paulweiss.com

eching@paulweiss.com

SECTION 7.5                  Headings.  The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

SECTION 7.6                  Severability.  If any term or other provision of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms and provisions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated, so long as the economic and legal substance of the transactions contemplated hereby, taken as a whole, are not affected in a manner materially adverse to any party.  Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

SECTION 7.7                  Entire Agreement.  This Agreement (together with the Merger Agreement, to the extent referred to in this Agreement) including the Schedules hereto constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, between parties with respect to the subject matter hereof.

SECTION 7.8                  Assignment; Successors.  Except as permitted under Section 3.1, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties in whole or in part (whether by operation of Law or otherwise) without the prior written consent of the other parties, and any such assignment without such consent shall be null and void.  This Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

SECTION 7.9                  No Third Party Beneficiaries.  Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the parties and their respective successors and permitted assigns any legal or equitable right, benefit or remedy of any nature under or by reason of this Agreement; provided, each Non-Recourse Party shall be a third party beneficiary with respect to the provisions of Section 7.15 and entitled to enforce the terms thereof.

SECTION 7.10           No Presumption Against Drafting Party.  In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties, and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

SECTION 7.11           Governing Law and Consent to Jurisdiction.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO CONFLICTS OF LAWS PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF THE LAW OF ANY OTHER STATE.  Each of the parties (a) consents to submit itself, and hereby submits itself, to the personal jurisdiction of the Court of Chancery of the State of Delaware and any federal court located in the State of Delaware, or, if neither of such courts has subject matter jurisdiction, any state court of the State of Delaware having subject matter jurisdiction, in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and agrees not to plead or claim any objection to the laying of venue in any such court or that any judicial proceeding in any such court has been brought in an inconvenient forum, (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the Court of Chancery of the State of Delaware and any federal court located in the State of Delaware, or, if neither of such courts has subject matter jurisdiction, any state court of the State of Delaware having subject matter jurisdiction, and (d) consents to service of process being made through the notice procedures set forth in Section 7.4.

SECTION 7.12           Waiver of Jury Trial.  EACH OF THE PARTIES HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

SECTION 7.13           Counterparts.  This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, it being understood that each party need not sign the same counterpart.  This Agreement shall become effective when each party shall have received a counterpart hereof signed by all of the other parties.  Signatures delivered electronically or by facsimile shall be deemed to be original signatures.

SECTION 7.14           Appraisal Rights.  Each Stockholder hereby waives any rights of appraisal or rights of dissent from the Merger or the adoption of the Merger Agreement that such Stockholder may have under applicable Law and shall not permit any such rights of appraisal or rights of dissent to be exercised with respect to such Stockholder’s Owned Shares.

SECTION 7.15           Non-Recourse.  This Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against the entities that are expressly identified as parties hereto and no former, current or future equity holders, controlling persons,  directors, officers, employees, agents or Affiliates of any party hereto or any former, current or future stockholder, controlling person, director, officer, employee, general or limited partner, member, manager, agent or Affiliate (other than the Stockholders) of any of the foregoing (each, a “Non-Recourse Party”) shall have any liability for any obligations or liabilities of the parties to this Agreement or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, the transactions contemplated hereby or in respect of any representations made or alleged to be made in connection herewith. Without limiting the rights of any party against the other parties hereto, in no event shall any party or any of its Affiliates seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover monetary damages from, any Non-Recourse Party.

SECTION 7.16    No Ownership Interests.  Nothing contained in this Agreement shall be deemed to vest in Samson any direct or indirect ownership or incidence of ownership of or with respect to any Owned Shares or New Shares. All rights, ownership and economic benefits of and relating to the Owned Shares and New Shares shall remain vested in and belong to the applicable Stockholder. Nothing in this Agreement shall be interpreted as creating or forming a “group” with any other Person, including Samson, for the purposes of Rule 13d-5(b)(1) of the Exchange Act or for any other similar provision of applicable law.

[Signature pages follow]

IN WITNESS WHEREOF, Samson and the Stockholders have caused this Agreement to be duly executed as of the day and year first above written.

SAMSON:

SINCLAIR BROADCAST GROUP, INC.

By:	/s/ Chris Ripley
	Name:	Chris Ripley
	Title:	CEO

[Signature Page to Trolley Voting and Support Agreement]

STOCKHOLDERS:

OCM FIE, LLC

By:	/s/ Jennifer Box
Name: Jennifer Box
Title: Authorized Signatory

By:	/s/ Kenneth Liang
Name: Kenneth Liang
Title: Authorized Signatory

OAKTREE TRIBUNE, L.P.

By:	Oaktree AIF Investments, L.P.
Its:	General Partner

By:	/s/ Jennifer Box
Name: Jennifer Box
Title: Authorized Signatory

By:	/s/ Kenneth Liang
Name: Kenneth Liang
Title: Authorized Signatory

[Signature Page to Trolley Voting and Support Agreement]

SCHEDULE A

TROLLEY

OWNED SHARES

Stockholder	TROLLEY CLASS A STOCK		TROLLEY CLASS B STOCK
OCM FIE, LLC	36,514	(1)	0
Oaktree Tribune, L.P.	14,145,447		0

Total	14,181,961		0

(1)  In addition, OCM FIE owns  7,195 restricted stock units in respect of Class A Common Stock